Exhibit 99.1

European Wax Center, Inc. Announces Launch of Public Offering of Class A Common Stock

PLANO, TX. – November 8, 2021-- European Wax Center, Inc. (“EWC” or the “Company”) (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, today announced the commencement of a proposed public offering of 5,216,977 shares of its Class A common stock, including 2,851,617 shares of Class A common stock offered by certain selling stockholders affiliated with General Atlantic, L.P. (the “Selling Stockholders”). EWC and the Selling Stockholders also intend to grant the underwriters a 30-day option to purchase up to an additional 782,547 shares of Class A common stock.

EWC intends to use the net proceeds from the offering to purchase an equivalent number of non-voting common units in EWC Ventures, LLC and corresponding shares of the Company’s Class B common stock. The Selling Stockholders will receive all of the net proceeds from the sale of shares of Class A common stock sold by them in the offering. The Company will retain no net proceeds from the offering.

Morgan Stanley, BofA Securities and Jefferies are acting as the joint book-running managers and underwriters for the offering.

The proposed offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to this offering, when available, may be obtained from the following sources: c/o Computershare Trust Company, N.A., 150 Royall Street, Canton, MA 02021, or by telephone at 781 575 2000; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, 10014; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28555, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About European Wax Center, Inc.

European Wax Center, Inc. is a leading personal care franchise brand founded in 2004. The Company offers expert wax services from certified Wax Specialists, ensuring that every guest who walks through the door leaves feeling confident—in European Wax Center, Inc. and themselves. The Company provides guests with a first class, professional waxing experience by the most highly trained estheticians in the industry, within the privacy of clean, individual waxing suites. They're so confident everyone will love the experience, European Wax Center, Inc. offers a free complimentary wax to each new guest. The Company continues to revolutionize the waxing category with its innovative, signature Comfort Wax™. This proprietary blend is formulated with the highest quality ingredients to leave skin feeling smooth and make waxing an efficient and relatively painless experience. To help enhance and extend waxing services after leaving the center, European Wax Center, Inc. offers a complete collection of proprietary products in the skincare, body, and brow categories. European Wax Center, Inc. is a leading wax specialty personal care brand in the United States and, as of September 25, 2021, its network includes 833 centers nationwide. For additional information, see https://investors.waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking information,” including with respect to the public offering. These statements are made through the use of words or phrases such as “will”, “intend” or "expect" and similar words and expressions of the future, including in respect of the use of proceeds from the public offering. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under "Risk Factors" in the registration statement on Form S-1 filed in connection with the proposed offering and elsewhere in the Company's filings with the SEC, which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as required by law.

Contacts

Eeman Haider
Edelman for European Wax Center

Eeman.haider@edelman.com